UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 2, 2024

Endexx Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-30233	30-0353162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38246 North Hazelwood Circle, Cave Creek, AZ 85331
(Address of principal executive offices)

Registrant’s telephone number, including area code	(480) 595-6900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EDXC	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Endexx Corp. is referred to herein as the “Company,” “we,” “our,” or “us.”

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2024, Todd Davis, our sole officer and Chairman of the board, presented his resignation from all executive positions with the Company and as Chairman of the Board of Directors. On July 2, 2024, the remaining members of the Board accepted Mr. Davis’s resignation. As a result, Mr. Davis will remain a member of the Board of Directors and CEO of CBD Unlimited, Inc., a wholly-owned subsidiary of the Company. The role of Chief Executive Officer and Chief Financial Officer was performed by the Board of Directors by committee until such time that the Board had identified an interim executive officer on July 11, 2024, when the Board of Directors unanimously engaged Strategic Innovations First to support the management of the Company and appointed Brad Listermann as the interim executive officer of the Company. Brad Listermann is the CEO of Strategic Innovations First.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endexx Corp.
Company
Date:	July 15, 2024
		By:	/s/ Brad Listermann
		Name:	Brad Listermann
		Title:	Interim Chief Executive Officer